Exhibit 3.1

SECRETARY OF STATE
STATE CAPITOL		RECEIVED
500 E. CAPITOL AVE.	ARTICLES OF ORGANIZATION	NOV 06 ‘06
PIERRE, SD 57501	OF A	S.D. SEC OF STATE
605-773-4845	DOMESTIC LIMITED LIABILITY COMPANY

1.	The name of the Limited Liability Company is:	Buffalo Ridge Energy, LLC

2.	The duration of the company if other than perpetual is:	Perpetual

3.	The address of the initial designated office is:	344 Splitrock Blvd, Suite 205, Brandon, SD 57005

4.	The name and street address of the initial agent for service of process is:	David Kolsrud 344 Splitrock Blvd. Suite 205, Brandon, SD 57005

5. The name and address of each organizer:
David Kolsrud, 344 Splitrock Blvd, Suite 205, Brandon, SD 57005
Greg Van Zanten, 344 Splitrock Blvd, Suite 205, Brandon, SD 57005
6. If the company is to be a manager-managed company rather than a member-managed company, the name and address of each initial manager is:
David Kolsrud, 344 Splitrock Blvd, Suite 205, Brandon, SD 57005
Greg Van Zanten, 344 Splitrock Blvd, Suite 205, Brandon, SD 57005
7. Whether one or more of the members of the company are to be liable for its debts and obligations under SDCL 47-34A-303(c).
Not Applicable.
8. Any other provisions not inconsistent with law, which the members elect to set out in the articles of organization.
Not Applicable.
The Articles of Organization must be signed by the organizers and must state adjacent to the signature the name and capacity of the signer.

Date 10-31-06	/s/ Gregory Van Zanten chairman

(Signature and Title)

/s/ David Kolsrud Sec/Treasurer

(Signature and Title)

(Signature and Title)
The Consent of Appointment below must be signed by the registered agent.

CONSENT OF APPOINTMENT BY THE REGISTERED AGENT
I, David Kolsrud, hereby give my consent to serve as the
(name of registered agent)
Registered agent for Buffalo Ridge Energy, LLC
                  (limited liability company name)

Dated 10-30-06	/s/ David Kolsrud
(signature)

FILING INSTRUCTIONS:
One of more person may organize a Limited Liability Company
One original and one exact or conformed copy must be submitted
FILING FEE $125	domesticllcarticlesoforganization july2006